UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

THE TIMKEN COMPANY

(Exact name of registrant as specified in its charter)

Commission file number: 1-1169

Ohio	34-0577130
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Mount Pleasant Street NW North Canton, Ohio	44720-5450
(Address of principal executive offices)	(Zip Code)

234.262.3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, without par value	TKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

In connection with the sale of €600,000,000 aggregate principal amount of 4.125% Senior Notes due 2034 by The Timken Company (the “Company”), the Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-258382):

1. Underwriting Agreement, dated as of May 16, 2024, by and among the Company and Goldman Sachs & Co. LLC and J.P. Morgan Securities plc, acting as representatives of the several underwriters named in Schedule I thereto, and RBC Europe Limited and MUFG Securities EMEA plc, each for itself as an underwriter;

2. Second Supplemental Indenture, dated as of May 23, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee (including Form of Note); and

3. Opinion of Jones Day.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 16, 2024, by and among the Company and Goldman Sachs & Co. LLC and J.P. Morgan Securities plc, acting as representatives of the several underwriters named in Schedule I thereto, and RBC Europe Limited and MUFG Securities EMEA plc, each for itself as an underwriter.

4.1	Second Supplemental Indenture, dated as of May 23, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee (including Form of Note).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

Date: May 23, 2024	By:	/s/ Philip D. Fracassa
	Name:	Philip D. Fracassa
	Title:	Executive Vice President and Chief Financial Officer